Exhibit 3.3

Ministry of Public and Business Service Delivery Ministère des Services au public et aux entreprises

Certificate of Amalgamation by Arrangement	Certificat de fusion par arrangement

Business Corporations Act	Loi sur les sociétés par actions

BOREALIS FOODS INC.
Corporation Name / Dénomination sociale

1000799708
Ontario Corporation Number / Numéro de société de l’Ontario

This is to certify that these articles are effective on	La présente vise à attester que ces statuts entreront en vigueur le

February 07, 2024 / 07 février 2024

Director / Directeur

Business Corporations Act / Loi sur les sociétés par actions

This Certificate of Amalgamation pertains to an Arrangement under OCN 1000397116

The Certificate of Amalgamation by Arrangement is not complete without the Articles of Amalgamation

Certified a true copy of the record of the Ministry of Public and Business Service Delivery.

Le présent certificat de fusion concerne l’arrangement en vertu du NMO 1000397116

Le certificat de fusion par arrangement n’est pas complet sans les statuts de fusion

Copie certifiée conforme du dossier du ministère des Services au public et aux entreprises.

Director/Registrar	Directeur ou registrateur

BCA - Articles of Amalgamation by Arrangement - BOREALIS FOODS INC. - OCN:1000799708 - February 07, 2024

Ministry of Public and Business Service Delivery

Articles of Amalgamation by Arrangement

Business Corporations Act

1. Amalgamated Corporation Name

BOREALIS FOODS INC.

2. Registered Office Address

1540 Cornwall Road, 104, Oakville, Ontario, Canada, L6J 7W5

3. Number of Directors
Minimum/Maximum	Min 3 / Max 13

4. The director(s) is/are:
Full Name	ERTHARIN COUSIN
Resident Canadian	No
Address for Service	1540 Cornwall Road, 104, Oakville, Ontario, Canada, L6J7W5

Full Name	BARTHELEMY HELG
Resident Canadian	No
Address for Service	1540 Cornwall Road, 104, Oakville, Ontario, Canada, L6J7W5

Full Name	SHUKHRAT IBRAGIMOV
Resident Canadian	No
Address for Service	1540 Cornwall Road, 104, Oakville, Ontario, Canada, L6J7W5

Full Name	SHIV VIKRAM KHEMKA
Resident Canadian	No
Address for Service	1540 Cornwall Road, 104, Oakville, Ontario, Canada, L6J7W5

The endorsed Articles of Amalgamation are not complete without the Certificate of Amalgamation.

Certified a true copy of the record of the Ministry of Public and Business Service Delivery.

Director/Registrar, Ministry of Public and Business Service Delivery

BCA - Articles of Amalgamation by Arrangement - BOREALIS FOODS INC. - OCN:1000799708 - February 07, 2024

Full Name	KANAT MYNZHANOV
Resident Canadian	No
Address for Service	1540 Cornwall Road, 104, Oakville, Ontario, Canada, L6J7W5

Full Name	STEVEN OYER
Resident Canadian	No
Address for Service	1540 Cornwall Road, 104, Oakville, Ontario, Canada, L6J7W5

Full Name	REZA SOLTANZADEH
Resident Canadian	No
Address for Service	1540 Cornwall Road, 104, Oakville, Ontario, Canada, L6J7W5

5. Method of Amalgamation

A. Amalgamation Approval

The amalgamation has been duly adopted by the shareholders under subsection 182 (3) of the Business Corporations Act – see Plan of Arrangement

The endorsed Articles of Amalgamation are not complete without the Certificate of Amalgamation.

Certified a true copy of the record of the Ministry of Public and Business Service Delivery.

Director/Registrar, Ministry of Public and Business Service Delivery

BCA - Articles of Amalgamation by Arrangement - BOREALIS FOODS INC. - OCN:1000799708 - February 07, 2024

The Name, OCN, and Date of Adoption/Approval for each amalgamating corporation are as follows:

Corporation Name	OCN	Date of Adoption/Approval
BOREALIS FOODS INC.	1000799591	January 30, 2024
OXUS ACQUISITION CORP.	1000789352	January 30, 2024

6. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise. If none, enter “None”:

SEE PLAN OF ARRANGEMENT

7. The classes and any maximum number of shares that the corporation is authorized to issue:

SEE PLAN OF ARRANGEMENT

8. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors’ authority with respect to any class of shares which may be issued in series. If there is only one class of shares, enter “Not Applicable”:

SEE PLAN OF ARRANGEMENT

9. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows. If none, enter “None”:

SEE PLAN OF ARRANGEMENT

10. Other provisions:

SEE PLAN OF ARRANGEMENT

The articles have been properly executed by the required person(s).

The endorsed Articles of Amalgamation are not complete without the Certificate of Amalgamation.

Certified a true copy of the record of the Ministry of Public and Business Service Delivery.

Director/Registrar, Ministry of Public and Business Service Delivery

BCA - Articles of Amalgamation by Arrangement - BOREALIS FOODS INC. - OCN:1000799708 - February 07, 2024

Supporting Document – Exhibit “A” – Copy of the Plan of Arrangement

The endorsed Articles of Amalgamation are not complete without the Certificate of Amalgamation.

Certified a true copy of the record of the Ministry of Public and Business Service Delivery.

Director/Registrar, Ministry of Public and Business Service Delivery

BCA - Articles of Amalgamation by Arrangement - BOREALIS FOODS INC. - OCN:1000799708 - February 07, 2024

Supporting Document – Exhibit “B” – Certified copy of the Order of the court

The endorsed Articles of Amalgamation are not complete without the Certificate of Amalgamation.

Certified a true copy of the record of the Ministry of Public and Business Service Delivery.

Director/Registrar, Ministry of Public and Business Service Delivery

EXHIBIT A

PLAN OF ARRANGEMENT

PLAN OF ARRANGEMENT
UNDER SECTION 192 OF THE

CANADA BUSINESS CORPORATIONS ACT AND
SECTION 182 OF THE BUSINESS CORPORATIONS ACT (ONTARIO)

ARTICLE 1

INTERPRETATION

Section 1.1 Definitions

Unless indicated otherwise, any capitalized term used herein but not defined shall have the meaning ascribed thereto in the Business Combination Agreement and the following terms shall have the respective meanings set out below (and grammatical variations of such terms shall have corresponding meanings):

“Affiliate” of a specified Person means a Person who, directly or indirectly through one or more intermediaries, Controls, is controlled by, or is under common control with, such specified person.

“Aggregate Transaction Consideration” means a number of New SPAC Shares equal to the quotient of (a) the Company Value divided by (b) Ten United States dollars (USD$10.00).

“Amalco” means the corporation to be formed on the Company Amalgamation.

“Arrangement” means an arrangement of the Company (i) in respect of the steps described in Section 2.3(a) and (b), under Section 192 of the CBCA, and (ii) in respect of the steps described in Section 2.3(c) through (e), under Section 182 of the OBCA, in each case on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations hereto made in accordance with the terms of the Business Combination Agreement or Section 4.1 or made at the direction of the Court in the Final Order with the prior written consent of the Parties, acting reasonably.

“Arrangement Effective Date” means the date shown on each of the CBCA Certificate of Arrangement and the OBCA Certificate of Arrangement giving effect to the Arrangement.

“Arrangement Effective Time” means 5:01 p.m. (Toronto time) on the Arrangement Effective Date, or such other time as the Parties agree to in writing before the Arrangement Effective Date.

“Belphar Note Purchase Agreement” means the note purchase agreement dated February 8, 2023 between the Company and Belphar Ltd. providing for the issuance by the Company of convertible promissory notes in the aggregate amount of USD$20,000,000, as amended, restated, supplemented or otherwise modified from time to time.

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“Business Combination Agreement” means the business combination agreement made as of February 23, 2023 by and between SPAC, Newco and the Company (including the Exhibits thereto) as it may be amended, restated, modified or supplemented from time to time in accordance with its terms.

“Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in New York, New York, Toronto, Ontario or the Cayman Islands.

“CBCA” means the Canada Business Corporations Act.

“CBCA Articles of Arrangement” means the articles of arrangement of the Company in respect of the Arrangement required to be filed with the Director pursuant to Section 192(6) of the CBCA after the Final Order is made, which shall include this Plan of Arrangement and otherwise be in form and substance satisfactory to the Parties, acting reasonably.

“CBCA Certificate of Arrangement” means the certificate of arrangement to be issued by the Director pursuant to Subsection 192(7) of the CBCA in respect of the CBCA Articles of Arrangement.

“Code” has the meaning ascribed to such term in Section 3.3.

“Company” means Borealis Foods Inc., a corporation incorporated under the CBCA.

“Company Amalgamation” means the amalgamation of Newco and the Company, as described in Section 2.3(c).

“Company Amalgamation Effective Time” means the time at which the step described in Section 2.3(c) becomes effective hereunder.

“Company Arrangement Resolution” means the special resolution of the Company Shareholders approving this Plan of Arrangement to be considered and, if thought fit, passed by the requisite majority of the Company Shareholders, either at the Company Shareholders Meeting or unanimously in writing, in accordance with applicable Law and the terms of the Interim Order.

“Company Convertible Instruments” means the convertible financing instruments of the Company, including the Sponsor Convertible Notes, that are being converted into Company Shares immediately prior to the Company Amalgamation under this Plan of Arrangement as set forth in Section 1.01 of the Company Disclosure Schedule.

“Company Fully-Diluted Number” means, without duplication, the aggregate number of Company Shares issued and outstanding immediately prior to the Company Amalgamation Effective Time, which, for greater certainty, will include the Company Shares issued pursuant to Section 2.3(a) and Section 2.3(b).

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“Company Incentive Plan” means the Employee Stock Option Plan of the Company, dated January 6, 2022.

“Company Optionholder” means a holder of Company Options.

“Company Options” means the options granted by the Company to certain employees, personnel or service providers to purchase Company Shares, whether or not exercisable and whether or not vested, immediately prior to the Closing under the Company Incentive Plan.

“Company Securityholders” means, collectively, the Company Shareholders, the Company Optionholders and the holders of Company Convertible Instruments.

“Company Shareholders” means, collectively, the holders of the Company Shares.

“Company Shareholders Meeting” means the meeting of the Company Shareholders, including any adjournment or postponement thereof in accordance with the terms of the Business Combination Agreement, that is to be convened as provided by the Interim Order and applicable Law to consider, and if deemed advisable, to approve the Company Arrangement Resolution.

“Company Shares” means, collectively, all of the issued and outstanding Class A, Class B, Class C and Class D common shares of the Company.

“Control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Conversion Agreements” means, as applicable, all agreements, if any, executed and delivered by the Company, SPAC and certain holders of Company Convertible Instruments prior to Closing, pursuant to which the applicable parties thereto have agreed, among other things, that all or a portion of the outstanding principal and accrued interest under such Company Convertible Instruments shall, on the terms and subject to the conditions of the Business Combination Agreement, this Plan of Arrangement and the applicable Conversion Agreement (including, for the avoidance of doubt, the Sponsor Support Agreement), convert, in whole or in part, into Company Shares, immediately prior to the Company Amalgamation under this Plan of Arrangement.

“Court” means the Ontario Superior Court of Justice (Commercial List), or other court as applicable.

“Director” means the Director appointed pursuant to Section 260 of the CBCA or Section 278 of the OBCA, as the context requires.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

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“Final Order” means the final order of the Court pursuant to Subsection 192(4) of the CBCA and Subsection 182(5) of the OBCA in a form acceptable to the Parties, each acting reasonably, approving the Arrangement, as such order may be amended, modified, supplemented or varied by the Court (with the consent of the Parties, each acting reasonably) at any time prior to the Arrangement Effective Date or, if appealed, then, unless such appeal is withdrawn, abandoned or denied, as affirmed or as amended (provided that any such amendment is acceptable to the Parties, each acting reasonably) on appeal.

“Governmental Authority” means: (a) any court, tribunal, judicial body or arbitral body or arbitrator; (b) any domestic or foreign government or supranational body or authority whether multinational, national, federal, provincial, territorial, state, municipal or local and any governmental agency, governmental authority, governmental body, governmental bureau, governmental department, governmental tribunal or governmental commission of any kind whatsoever; (c) any subdivision or authority of any of the foregoing; (d) any quasi-governmental or private body or public body exercising any regulatory, administrative, expropriation or taxing authority under or for the account of the foregoing; (e) any stock or securities exchange; and (f) any public utility authority.

“Interim Order” means the interim order of the Court pursuant to Subsection 192(4) of the CBCA and Subsection 182(5) of the OBCA in a form acceptable to the Parties, each acting reasonably, providing for, among other things, the calling and holding of the Company Shareholders Meeting, as such order may be amended, modified, supplemented or varied by the Court with the consent of the Parties, each acting reasonably.

“Lien” means any lien, security interest, mortgage, pledge, adverse claim or other encumbrance of any kind that secures the payment or performance of an obligation (other than those created under applicable securities Laws).

“New Investor Convertible Notes” means, collectively, the convertible promissory notes issued by the Company (i) to Belphar Ltd. pursuant to the Belphar Note Purchase Agreement and (ii) to any other New Investors during the period from the date of the Business Combination Agreement until the Closing pursuant to the New Investor Note Purchase Agreement.

“New Investor Note Purchase Agreement” means, collectively, note purchase, subscription or other similar agreements providing for the issuance by the Company of convertible notes to other New Investors on terms and conditions substantially similar to the terms and conditions of the Sponsor Note Purchase Agreement.

“New SPAC” means SPAC as the entity that domesticates and continues from the Cayman Islands as a corporation existing under the Laws of the Province of Ontario, Canada after giving effect to the Continuance.

“New SPAC Amalco” has the meaning ascribed to such term in Section 2.3(d).

“New SPAC Amalgamation” means the amalgamation of New SPAC and Amalco, as described in Section 2.3(d).

“New SPAC Amalgamation Effective Time” means the time at which the step described in Section 2.3(d) becomes effective hereunder.

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“New SPAC Shares” means common shares of New SPAC, after giving effect to the Continuance.

“Newco” means 1000397116 Ontario Inc., a corporation incorporated under the OBCA.

“OBCA” means the Business Corporations Act (Ontario).

“OBCA Articles of Arrangement” means the articles of arrangement of the Company in respect of the Arrangement required to be filed with the Director pursuant to Section 183(1) of the OBCA after the Final Order is made, which shall include this Plan of Arrangement and otherwise be in form and substance satisfactory to the Parties, acting reasonably.

“OBCA Certificate of Arrangement” means the certificate of arrangement to be issued by the Director pursuant to Subsection 183(2) of the OBCA in respect of the OBCA Articles of Arrangement.

“Option Exercise Price” means $0.0001.

“Parties” means, collectively, the Company and SPAC, and “Party” means either of them.

“Per Share Exchange Ratio” means the number obtained by dividing the Aggregate Transaction Consideration by the Company Fully-Diluted Number.

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Plan of Arrangement” means this plan of arrangement, subject to any amendments or variations made in accordance with the Business Combination Agreement or Section 4.1 or made at the direction of the Court in the Final Order with the prior written consent of the Parties, each acting reasonably.

“Remaining Company Convertible Instruments” means the convertible instruments, set forth in Section 1.01 of the Company Disclosure Schedule, under which the specified portion of principal and accrued interest will remain outstanding following the completion of the Arrangement in accordance with the Business Combination Agreement.

“SEC” means the United States Securities and Exchange Commission.

“SPAC” means Oxus Acquisition Corp., an exempted company limited by shares incorporated under the Laws of the Cayman Islands.

“SPAC Warrant Agreement” means that certain warrant agreement dated September 2, 2021, by and between SPAC and Continental Stock Transfer and Trust Company.

“Sponsor” means Oxus Capital PTE. Ltd.

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“Sponsor Convertible Notes” means the convertible notes issued by the Company to Sponsor pursuant to the Sponsor Note Purchase Agreement.

“Sponsor Note Purchase Agreement” means, collectively, the Note Purchase Agreement between the Company and Sponsor dated as of October 21, 2022 and the Note Purchase Agreement between the Company and Sponsor dated as of November 14, 2022, in each case, as amended, restated, supplemented or otherwise modified from time to time.

“Subsidiary” of the Company, SPAC, Newco or any other Person means an Affiliate Controlled by such person, directly or indirectly, through one or more intermediaries, and “Subsidiaries” means more than one Subsidiary.

“Tax” means all federal, state, provincial, local and non-U.S. income, profits, franchise, receipts, environmental, shares, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, escheat, unclaimed property, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions.

“Transfer Agent” means Continental Stock Transfer & Trust Company.

Section 1.2 Certain Rules of Interpretation

In this Plan of Arrangement, unless otherwise specified:

(1)	Headings, etc. The division of this Plan of Arrangement into Articles and Sections and the insertion of headings are for convenient reference only and do not affect the construction or interpretation of this Plan of Arrangement.

(2)	Currency. All references to “dollars” or to “$” are references to Canadian dollars, unless specified otherwise. In the event that any amounts are required to be converted from a foreign currency to Canadian dollars or vice versa, such amounts shall be converted using the most recent closing exchange rate of The Bank of Canada available before the relevant calculation date.

(3)	Gender and Number. Any reference to gender includes all genders. Words importing the singular number only include the plural and vice versa.

(4)	Certain Phrases, etc. The words (a) “including”, “includes” and “include” mean “including (or includes or include) without limitation”, (b) “or” is not exclusive, (c) “day” means “calendar day”, (d) “hereof”, “herein”, “hereunder” and words of similar import, shall refer to this Plan of Arrangement as a whole and not to any particular provision of this Plan of Arrangement, (e) “the aggregate of”, “the total of”, “the sum of”, or a phrase of similar meaning means “the aggregate (or total or sum), without duplication, of”, (f) “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if”, and (g) unless stated otherwise, “Article” or “Section” followed by a number or letter mean and refer to the specified Article or Section of this Plan of Arrangement.

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(5)	Statutes and Rules. Any reference to a statute or to a rule of a self-regulatory organization, including any stock exchange, refers to such statute or rule and all rules, resolutions and regulations, administrative policy statements, instruments, blanket orders, notices, directions and rulings issued or adopted under it, as it or they may have been or may from time to time be amended or re-enacted, unless stated otherwise.

(6)	Date for Any Action. If the date on which any action is required to be taken hereunder is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day. Any reference to a number of days shall refer to calendar days unless Business Days are specified.

(7)	Time. Time shall be of the essence in every matter or action contemplated hereunder. All times expressed herein are local time in Toronto, Ontario unless otherwise stipulated herein.

ARTICLE 2

THE ARRANGEMENT

Section 2.1 Business Combination Agreement

This Plan of Arrangement is made pursuant to the Business Combination Agreement. If there is any inconsistency or conflict between the provisions of this Plan of Arrangement and the provisions of the Business Combination Agreement, the provisions of this Plan of Arrangement shall govern.

Section 2.2 Binding Effect

This Plan of Arrangement and the Arrangement shall become effective at the Arrangement Effective Time, and shall be binding on SPAC, Newco, the Company, all Company Shareholders, all Company Optionholders, all holders of Company Convertible Instruments, all holders of Remaining Company Convertible Instruments, all holders of New SPAC Shares, the registrar and transfer agent of the Company, the Transfer Agent and all other Persons at and after the Arrangement Effective Time, without any further act or formality required on the part of any Person.

Section 2.3 Arrangement

Commencing at the Arrangement Effective Time, each of the following events shall occur sequentially in the order set out below without any further authorization, act or formality, in each case, unless stated otherwise, effective as at five-minute intervals starting at the Arrangement Effective Time:

(a)	pursuant to Section 192 of the CBCA, all applicable Company Convertible Instruments outstanding immediately prior to the Arrangement Effective Time (excluding, for greater certainty, the Remaining Company Convertible Instruments and the New Investor Convertible Notes) shall, without further action by or on behalf of a holder of Company Convertible Instruments, be converted into Company Shares pursuant to their terms and the terms of any Conversion Agreements;

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(b)	pursuant to Section 192 of the CBCA, all Company Options outstanding immediately prior to the Arrangement Effective Time (whether vested or unvested), notwithstanding the terms of the Company Incentive Plan or any applicable award agreements in relation thereto, shall be deemed to be unconditionally vested and exercisable, and each Company Optionholder shall, without any further action by or on behalf of such Company Optionholder, be deemed to have exercised such Company Optionholder’s Company Options in exchange for such number of Company Shares (rounded down to the nearest whole Company Share) having an aggregate fair market value equal to (A) the aggregate fair market value of the Company Shares underlying such Company Optionholder’s Company Options, minus (B) the aggregate Option Exercise Price in respect of such Company Optionholder’s Company Options, and none of the Company or SPAC shall be obligated to pay such Company Optionholder any amount in respect of such Company Option; and, with respect to each Company Option that is exercised pursuant to this Section 2.3(b), as of the effective time of such exercise: (i) the holder thereof shall cease to be the holder of such Company Option, (ii) the holder thereof shall cease to have any rights as a holder in respect of such Company Option or under the Company Incentive Plan, as applicable, other than the right to receive the consideration to which such holder is entitled pursuant to this Section 2.3(b), (iii) such holder’s name shall be removed from the applicable register, and (iv) all agreements, grants and similar instruments relating thereto shall be cancelled;

(c)	Newco and the Company shall be amalgamated pursuant to Subsection 182(1)(d) of the OBCA to form Amalco in such a manner that, upon the Company Amalgamation becoming effective:

(i)	Name: the name of Amalco shall be “Borealis Foods Inc.”;

(ii)	Registered Office: the registered office of Amalco shall be 1540 Cornwall Road, Suite 104, Oakville, Ontario L6J 7W5;

(iii)	Number of Directors: the number of directors of Amalco shall consist of a minimum number of three (3) directors and a maximum number of ten (10) directors. Until changed by the shareholders of Amalco, or by directors of Amalco if authorized to do so, the number of directors of Amalco shall be seven (7);

(iv)	Initial Directors: the initial directors of Amalco shall be Reza Soltanzadeh, Barthelemy Helg, Kanat Mynzhanov, Shiv Vikram Khemka, Shukhrat Ibragimov, Steven Oyer and Ertharin Cousin and such Persons shall hold office until the next annual meeting of shareholders of Amalco or until their successors are appointed or elected;

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(v)	Restrictions on Business and Powers: there shall be no restrictions on the business Amalco may carry on or the powers it may exercise;

(vi)	Authorized Capital and Rights, Privileges, Restrictions and Conditions: Amalco’s share capital will be comprised of common shares having the same terms and conditions as the common shares of Newco;

(vii)	Restrictions on the Issue, Transfer or Ownership of Shares: there shall be no restrictions on the issue, transfer or ownership of shares of Amalco;

(viii)	By-laws: the by-laws of Amalco shall be the by-laws of Newco, mutatis mutandis;

(ix)	Effect of Amalgamation:

(A)	Newco and the Company shall cease to exist as entities separate from Amalco;

(B)	Amalco shall assume all the property, rights, privileges and franchises and become subject to all liabilities, including civil, criminal and quasi-criminal, and all contracts, disabilities and debts of each of the predecessor corporations, including the Company’s obligations under the Remaining Company Convertible Instruments and the New Investor Convertible Notes;

(C)	a conviction against, or ruling, order or judgment in favour of or against Newco or the Company may be enforced by or against Amalco; and

(D)	Amalco shall be deemed to be the party plaintiff or the party defendant, as the case may be, in any civil action commenced by or against Newco and the Company before the amalgamation has become effective;

(x)	Articles: the articles of incorporation of Newco shall be deemed to continue to be the articles of amalgamation of Amalco;

(xi)	Exchange of Shares:

(A)	without any action on the part of New SPAC, Newco, the Company or the Company Shareholders, each Company Share shall be exchanged for, in accordance with the terms of the Business Combination Agreement, this Plan of Arrangement and the Exchange Spreadsheet, the number of New SPAC Shares equal to the Per Share Exchange Ratio; and

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(B)	each common share of Newco held by New SPAC shall be exchanged for a common share of Amalco on a one-for-one basis;

(xii)	Stated Capital: the aggregate stated capital of the common shares of Amalco will be an amount equal to $1.00;

(d)	New SPAC and Amalco shall amalgamate to form one corporate entity pursuant to Subsection 182(1)(c) of the OBCA, including that (x) notwithstanding the continuation of any corporate identification number, the requirement for a new financial year-end or the administrative implementation of the step described in this Section 2.3(d), the legal existence of New SPAC shall continue, (y) the separate legal existence of Amalco shall cease without Amalco being liquidated or wound up, and (z) New SPAC shall survive the amalgamation (New SPAC, as such surviving entity, “New SPAC Amalco”) (and for the avoidance of doubt, the New SPAC Amalgamation shall qualify as an amalgamation as defined in subsection 87(1) of the ITA). Without limiting the foregoing, upon the New SPAC Amalgamation becoming effective, the New SPAC Amalgamation will, as elaborated below, be effected in such a manner that by virtue or because of the New SPAC Amalgamation (1) all of the property of each of New SPAC and Amalco (other than amounts receivable from New SPAC or Amalco, as applicable, or shares in the capital stock of New SPAC) immediately prior to the New SPAC Amalgamation shall be held by New SPAC Amalco immediately following the New SPAC Amalgamation, as elaborated below, (2) all of the obligations and the liabilities of each of New SPAC and Amalco (other than amounts payable to New SPAC or Amalco) immediately before the New SPAC Amalgamation shall be the obligations and the liabilities of New SPAC Amalco immediately following the New SPAC Amalgamation, as elaborated below, and (3) any obligation of New SPAC or Amalco to pay an amount to the other party will be settled and extinguished as a result of the New SPAC Amalgamation. Subject to the foregoing, at and after the New SPAC Amalgamation becoming effective:

(i)	Name: the name of New SPAC Amalco shall be “Borealis Foods Inc.”;

(ii)	Registered Office: the registered office of New SPAC Amalco shall be 1540 Cornwall Road, Suite 104, Oakville, Ontario L6J 7W5;

(iii)	Number of Directors: the number of directors of New SPAC Amalco shall consist of a minimum number of three (3) directors and a maximum number of thirteen (13) directors. Until changed by the shareholders of New SPAC Amalco, or by directors of New SPAC Amalco if authorized to do so, the number of directors of New SPAC Amalco shall be seven (7);

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(iv)	Initial Directors: the initial directors of New SPAC Amalco shall be Reza Soltanzadeh, Barthelemy Helg, Kanat Mynzhanov, Shiv Vikram Khemka, Shukhrat Ibragimov, Steven Oyer and Ertharin Cousin and such Persons shall hold office until the next annual meeting of shareholders of New SPAC Amalco or until their successors are appointed or elected;

(v)	Restrictions on Business and Powers: there shall be no restrictions on the business New SPAC Amalco may carry on or the powers it may exercise;

(vi)	Authorized Capital and Rights, Privileges, Restrictions and Conditions: New SPAC Amalco’s share capital will be comprised of common shares and preferred shares having the terms and conditions attached as Schedule “A” hereto;

(vii)	Restrictions on the Issue, Transfer or Ownership of Shares: there shall be no restrictions on the issue, transfer or ownership of shares of New SPAC Amalco;

(viii)	By-laws: the by-laws of New SPAC Amalco shall be the by-laws of New SPAC, mutatis mutandis;

(ix)	Effect of Amalgamation:

(A)	New SPAC Amalco shall continue to own and hold all of the property of New SPAC and shall become the owner and holder of all of the property of Amalco, and, without limiting the provisions hereof, all rights of creditors or others will be unimpaired by the New SPAC Amalgamation and all obligations of the Parties, whether arising by contract or otherwise, may be enforced against New SPAC Amalco to the same extent as if such obligations had been incurred or contracted by New SPAC Amalco;

(B)	New SPAC Amalco shall continue to be liable for the obligations of New SPAC and shall become liable for the obligations of Amalco, including Amalco’s obligations under the Remaining Company Convertible Instruments and the New Investor Convertible Notes, other than any obligations that are settled and extinguished in accordance with Section 2.3(d)(3);

(C)	for greater certainty, and except as otherwise provided for herein in relation to Amalco, the New SPAC Amalgamation shall not constitute a transfer or assignment of the rights or obligations of any Party under any contracts, permits and interests of the Parties;

(D)	a conviction against, or ruling, order or judgment in favour of or against New SPAC or Amalco may be enforced by or against New SPAC Amalco; and

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(E)	New SPAC Amalco shall be deemed to be the party plaintiff or the party defendant, as the case may be, in any civil action commenced by or against New SPAC and Amalco before the amalgamation has become effective;

(x)	Articles: the articles of continuance of New SPAC shall be deemed to continue to be the articles of amalgamation of New SPAC Amalco;

(xi)	Cancellation and Continuation of Shares:

(A)	each issued and outstanding share in the capital of Amalco immediately prior to the amalgamation will be cancelled without any repayment of capital in respect thereof;

(B)	no securities will be issued and no assets will be distributed by New SPAC Amalco in connection with the amalgamation; and

(C)	the issued and outstanding common shares of New SPAC immediately prior to the amalgamation will survive and continue to be common shares of New SPAC Amalco without amendment;

(xii)	Stated Capital: the stated capital of the common shares of New SPAC Amalco will be an amount equal to the stated capital of the common shares of New SPAC immediately before the amalgamation;

(e)	the New Investor Convertible Notes shall convert into common shares of New SPAC Amalco pursuant to the terms of the Belphar Note Purchase Agreement or the New Investor Note Purchase Agreement, as applicable;

provided that none of the foregoing shall occur unless all of the foregoing occur.

ARTICLE 3

EXCHANGE OF SHARES

Section 3.1 Payment of Aggregate Transaction Consideration

(1)	On the Arrangement Effective Date, SPAC shall direct the Transfer Agent pursuant to irrevocable instructions to issue the number of New SPAC Shares sufficient to deliver the Aggregate Transaction Consideration to the Company Shareholders in accordance with Section 2.3(c)(xi)(A).

(2)	The Company is in possession of certificates representing all of the Company Shares outstanding on the Arrangement Effective Date. Upon the step described in Section 2.3(c) becoming effective, (i) the Company shall take all necessary steps to cancel each certificate, agreement or other instrument (as applicable) which, immediately prior thereto, represented outstanding Company Shares; and (ii) the Transfer Agent shall deliver book-entry only entries representing the New SPAC Shares that such Company Shareholder is entitled to receive under the Arrangement, less any amounts required to be withheld pursuant to Section 3.3.

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(3)	At all times after the Arrangement Effective Time, each certificate, agreement or other instrument (as applicable) which, immediately prior thereto, represented outstanding Company Shares shall cease to represent a claim by or interest of any former holder thereof of any kind or nature against or in the Company or SPAC other than the right to receive the New SPAC Shares which such holder is entitled to receive pursuant to this Plan of Arrangement.

(4)	No Company Securityholder shall be entitled to receive any consideration with respect to the Company Shares or the Company Convertible Instruments, as applicable, other than the consideration to which such holder is entitled to receive under the Arrangement and, for greater certainty, no such holder will be entitled to receive any interest, dividend, premium or other payment in connection therewith.

Section 3.2 No Fractional Shares

In no event shall a Company Securityholder be entitled to a fractional New SPAC Share. Where the aggregate number of New SPAC Shares to be issued to a Company Securityholder pursuant to the Business Combination Agreement, this Plan of Arrangement and the Exchange Spreadsheet would result in a fraction of a New SPAC Share being issuable, the number of New SPAC Shares to be received by such Company Securityholder shall be rounded up or down to the nearest whole New SPAC Share, with a fraction of 0.5 rounded up. No cash settlements shall be made with respect to fractional shares eliminated by rounding.

Section 3.3 Withholding Rights

Each of the Company, SPAC and New SPAC, as applicable, shall be entitled to deduct or withhold from the consideration otherwise payable pursuant to this Plan of Arrangement to any Person such amounts as it is required to deduct or withhold with respect to the making of such payment under the United States Internal Revenue Code of 1986, as amended (the “Code”), the ITA and other applicable Canadian Law, or other provision of U.S. state, local or non-U.S. Tax Law; provided, however, except with respect to the payment or issuance of consideration as compensation for services, SPAC and New SPAC, as applicable, shall reasonably cooperate with Company Shareholders to establish any available reduction in or exemption from such intended deduction or withholding, and SPAC and New SPAC, as applicable, shall use commercially reasonable efforts to provide such Party notice three (3) days prior to any withholding so that such person can provide any documents necessary; provided further, and notwithstanding the foregoing, SPAC and New SPAC, as applicable, shall withhold such amounts as may be required to be withheld pursuant to Section 1445 of the Code and shall reasonably cooperate with the Company to reduce or eliminate any such withholding in accordance with applicable Law. The Company, SPAC or New SPAC, as the case may be, is hereby authorized to dispose of such portion of any share or other security payable, issuable or transferable pursuant to this Plan of Arrangement as is necessary to provide sufficient funds to the Company, SPAC or New SPAC, as the case may be, to enable it to comply with such deduction and withholding requirement and the Company, SPAC or New SPAC, as the case may be, shall use commercially reasonable efforts to notify the other Person of such disposition and remit the applicable portion of the net proceeds of such sale to the appropriate Governmental Authority and, if applicable, any portion of such net proceeds that is not required to be so remitted shall be paid to the Person entitled to receive such consideration. To the extent that amounts are so deducted or withheld by the Company, SPAC or New SPAC, as the case may be, such deducted or withheld amounts shall be treated for all purposes of this Plan of Arrangement as having been paid to the holder of the Company Shares, Company Convertible Instruments and/or Company Options (or intended recipients of compensatory payments) in respect of which such deduction and withholding was made by the Company or New SPAC, as the case may be.

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Section 3.4 No Liens

Any exchange or transfer of securities pursuant to this Plan of Arrangement shall be free and clear of any Liens or other claims of third parties of any kind.

Section 3.5 Paramountcy

From and after the Arrangement Effective Time: (a) this Plan of Arrangement shall take precedence and priority over any and all Company Shares, Company Options and Company Convertible Instruments issued or outstanding prior to the Arrangement Effective Time; and (b) the rights and obligations of the Company Shareholders, the Company Optionholders, the holders of Company Convertible Instruments, the Company and its Subsidiaries, SPAC and its Affiliates, the Transfer Agent and any transfer agent or other depositary therefor in relation to this Plan of Arrangement shall be solely as provided for in this Plan of Arrangement.

ARTICLE 4

AMENDMENTS

Section 4.1 Amendments to Plan of Arrangement

(1)	The Parties may amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Arrangement Effective Time; provided that each such amendment, modification and/or supplement must be (a) set out in writing, (b) approved by the Parties, each acting reasonably, (c) filed with the Court and, if made following the Company Shareholders Meeting, approved by the Court, and (d) communicated to the Company Securityholders if and as required by the Court.

(2)	Any amendment, modification or supplement to this Plan of Arrangement may be proposed by either of the Parties at any time prior to the Company Shareholders Meeting or the SPAC Shareholders’ Meeting (provided that the other Party has consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the Persons voting at the Company Shareholders Meeting or the SPAC Shareholders’ Meeting, as applicable (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

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(3)	Any amendment, modification or supplement to this Plan of Arrangement that is approved or directed by the Court following the Company Shareholders Meeting and the SPAC Shareholders’ Meeting shall be effective only if (a) it is consented to in writing by each of the Parties (in each case, acting reasonably), and (b) if required by the Court, it is consented to by some or all of the Company Securityholders or the SPAC Shareholders voting in the manner directed by the Court.

(4)	Any amendment, modification or supplement to this Plan of Arrangement may be made following the granting of the Final Order without filing such amendment, modification or supplement with the Court or seeking Court approval; provided that (i) it concerns a matter which, in the reasonable opinion of the Parties, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the interest of any Company Securityholder or (ii) is an amendment contemplated in Section 4.1(5).

(5)	Any amendment, modification or supplement to this Plan of Arrangement may be made following the Arrangement Effective Date unilaterally by New SPAC; provided that it concerns a matter which, in the reasonable opinion of New SPAC, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the economic interest of any former Company Securityholder.

(6)	This Plan of Arrangement may be withdrawn prior to the Arrangement Effective Time in accordance with the terms of the Business Combination Agreement.

ARTICLE 5

FURTHER ASSURANCES

Section 5.1 Further Assurances

Notwithstanding that the transactions and events set out in this Plan of Arrangement shall occur and shall be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, following the Arrangement Effective Time, each of the Parties shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required or advisable by either of them in order to further document or evidence any of the transactions or events set out in this Plan of Arrangement.

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SCHEDULE “A”

TERMS AND CONDITIONS OF COMMON SHARES AND PREFERRED

SHARES OF NEW SPAC AMALCO

(See attached.)

A-1

SCHEDULE OF SHARE CAPITAL

The authorized capital of the Corporation shall consist of:

(a)	one class of shares, to be designated as “Common Shares”, in an unlimited number; and

(b)	one class of shares, to be designated as “First Preferred Shares”, issuable in series, to be limited in number to an amount equal to not more than 20% of the number of issued and outstanding Common Shares at the time of issuance of any First Preferred Shares, such shares having attached thereto the following rights, privileges, restrictions and conditions.

COMMON SHARES

The rights, privileges, restrictions and conditions attaching to the Common Shares shall be as follows:

1.	Voting

The holders of the Common Shares shall be entitled to receive notice of and to attend any meeting of the shareholders of the Corporation, except meetings at which only holders of a different class or series of shares of the Corporation are entitled to vote, and shall be entitled to one vote for each Common Share.

2.	Dividends

Subject to the prior rights and privileges attached to any other class or series of shares of the Corporation, the holders of the Common Shares shall be entitled to receive dividends at such times and in such amounts as the directors of the Corporation may in their discretion from time to time declare.

3.	Liquidation

Subject to the prior rights and privileges attached to any other class or series of shares of the Corporation, upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation or any other distribution of its assets among its shareholders for the purpose of winding up its affairs (such event referred to herein as a “Distribution”), each holder of Common Shares shall have the right to receive, in cash or other assets, for each Common Share held, from out of (but only to the extent of) the remaining property of the Corporation legally available for distribution to shareholders, its pro rata share of such remaining property based on the number of Common Shares held thereby, and shall rank equally with all holders of Common Shares with respect to such Distribution.

FIRST PREFERRED SHARES

The rights, privileges, restrictions and conditions attaching to the First Preferred Shares, as a class, shall be as follows:

1.	Issuance in Series

(a)	Subject to the filing of Articles of Amendment in accordance with the Business Corporations Act (Ontario) (the “Act”), the Board of Directors may at any time and from time to time issue the First Preferred Shares in one or more series, each series to consist of such number of shares as may, before the issuance thereof, be determined by the Board of Directors.

A-2

(b)	Subject to the filing of Articles of Amendment in accordance with the Act and the provisions, the Board of Directors may from time to time fix, before issuance, the designation, rights, privileges, restrictions and conditions attaching to each series of First Preferred Shares including, without limiting the generality of the foregoing, the amount, if any, specified as being payable preferentially to such series on a Distribution; the extent, if any, of further participation on a Distribution; voting rights, if any; and dividend rights (including whether such dividends be preferential, or cumulative or non-cumulative), if any.

2.	Dividends

The holders of each series of First Preferred Shares shall be entitled, in priority to holders of Common Shares and any other shares of the Corporation ranking junior to the First Preferred Shares from time to time with respect to the payment of dividends, to be paid rateably with holders of each other series of First Preferred Shares, the amount of accumulated dividends, if any, specified as being payable preferentially to the holders of such series.

3.	Liquidation

In the event of a Distribution, holders of each series of First Preferred Shares shall be entitled, in priority to holders of Common Shares and any other shares of the Corporation ranking junior to the First Preferred Shares from time to time with respect to payment on a Distribution, to be paid rateably with holders of each other series of First Preferred Shares the amount, if any, specified as being payable preferentially to the holders of such series on a Distribution.

A-3

Electronically issued / Délivré par voie électronique : 12-Feb-2024 Toronto Superior Court of Justice / Cour supérieure de justice	Court File No./N° du dossier du greffe : CV-24-00712327-00CL

Court File No. CV-24-00712327-00CL

ONTARIO

SUPERIOR COURT OF JUSTICE

COMMERCIAL LIST

THE HONOURABLE	)	TUESDAY, THE 30th
)
JUSTICE STEELE	)	DAY OF JANUARY, 2024

IN THE MATTER OF an application under section 192 of the Canada Business Corporations Act, R.S.C. 1985, c. C-44, as amended and section 182 of the Business Corporations Act, R.S.O. 1990, c. B.16, as amended

AND IN THE MATTER OF an application under rules 14.05(2) and 14.05(3) of the Rules of Civil Procedure, R.R.O 1990, Reg. 194, as amended

AND IN THE MATTER OF a proposed arrangement of Borealis Foods Inc. involving Oxus Acquisition Corp. and 1000397116 Ontario Inc.

BOREALIS FOODS INC.

Applicant

FINAL ORDER

THIS APPLICATION made by the Applicant, Borealis Foods Inc. (“Borealis”), pursuant to section 192 of the Canada Business Corporations Act, R.S.C. 1985, c. C-44, as amended (the “CBCA”) and by 1000397116 Ontario Inc. under section 182 of the Business Corporations Act, R.S.O. 1990, c. B.16, as amended (the “OBCA”), was heard this day by videoconference.

ON READING the Notice of Application issued on January 4, 2024, the affidavit of Reza Soltanzadeh sworn January 15, 2024, the affidavit of Pouneh Rahimi sworn January 29, 2024, together with the exhibits thereto, and the Interim Order of Justice Osborne dated January 17, 2024, and

Electronically issued / Délivré par voie électronique : 12-Feb-2024 Toronto Superior Court of Justice / Cour supérieure de justice	Court File No./N° du dossier du greffe : CV-24-00712327-00CL

ON BEING ADVISED that Borealis intends to rely upon the final order in this Application as a basis of a claim to an exemption from the registration requirements of the United States Securities Act of 1933, as amended, pursuant to section 3(a)(10) thereof, with respect to the securities to be exchanged and/or distributed pursuant to the terms of the Plan of Arrangement, and

ON HEARING the submissions of counsel for Borealis and counsel for Oxus Acquisition Corp. and 1000397116 Ontario Inc. and on being advised that the Director appointed under the CBCA and the Director appointed under the OBCA do not consider it necessary to appear on this application, no-one appearing for any other person, including any securityholder of Borealis, and having determined that the Arrangement, as described in the Plan of Arrangement attached as Schedule “A” to this order is an arrangement for the purposes of section 192 of the CBCA and section 182 of the OBCA and is procedurally and substantively fair and reasonable in accordance with the requirements of those sections,

1. THIS COURT ORDERS that the Arrangement, as described in the Plan of Arrangement attached as Schedule “A” to this order, shall be and is hereby approved.

2. THIS COURT ORDERS that Borealis shall be entitled to seek leave to vary this order upon such terms upon giving such notice as this court may direct, to seek the advice and directions of this court as to the implementation of this order, and to apply for such further order or orders as may be appropriate.

Digitally signed by Jana Steele Date: 2024.02.12 10:24:14 -05‘00’
The Honourable Justice Steele

Electronically issued / Délivré par voie électronique : 12-Feb-2024 Toronto Superior Court of Justice / Cour supérieure de justice	Court File No./N° du dossier du greffe : CV-24-00712327-00CL

SCHEDULE “A”

PLAN OF ARRANGEMENT

PLAN OF ARRANGEMENT
UNDER SECTION 192 OF THE

CANADA BUSINESS CORPORATIONS ACT AND
SECTION 182 OF THE BUSINESS CORPORATIONS ACT (ONTARIO)

ARTICLE 1
INTERPRETATION

Section 1.1 Definitions

Unless indicated otherwise, any capitalized term used herein but not defined shall have the meaning ascribed thereto in the Business Combination Agreement and the following terms shall have the respective meanings set out below (and grammatical variations of such terms shall have corresponding meanings):

“Affiliate” of a specified Person means a Person who, directly or indirectly through one or more intermediaries, Controls, is controlled by, or is under common control with, such specified person.

“Aggregate Transaction Consideration” means a number of New SPAC Shares equal to the quotient of (a) the Company Value divided by (b) Ten United States dollars (USD$10.00).

“Amalco” means the corporation to be formed on the Company Amalgamation.

“Arrangement” means an arrangement of the Company (i) in respect of the steps described in Section 2.3(a) and (b), under Section 192 of the CBCA, and (ii) in respect of the steps described in Section 2.3(c) through (e), under Section 182 of the OBCA, in each case on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations hereto made in accordance with the terms of the Business Combination Agreement or Section 4.1 or made at the direction of the Court in the Final Order with the prior written consent of the Parties, acting reasonably.

“Arrangement Effective Date” means the date shown on each of the CBCA Certificate of Arrangement and the OBCA Certificate of Arrangement giving effect to the Arrangement.

“Arrangement Effective Time” means 5:01 p.m. (Toronto time) on the Arrangement Effective Date, or such other time as the Parties agree to in writing before the Arrangement Effective Date.

“Belphar Note Purchase Agreement” means the note purchase agreement dated February 8, 2023 between the Company and Belphar Ltd. providing for the issuance by the Company of convertible promissory notes in the aggregate amount of USD$20,000,000, as amended, restated, supplemented or otherwise modified from time to time.

Electronically issued / Délivré par voie électronique : 12-Feb-2024 Toronto Superior Court of Justice / Cour supérieure de justice	Court File No./N° du dossier du greffe : CV-24-00712327-00CL

“Business Combination Agreement” means the business combination agreement made as of February 23, 2023 by and between SPAC, Newco and the Company (including the Exhibits thereto) as it may be amended, restated, modified or supplemented from time to time in accordance with its terms.

“Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in New York, New York, Toronto, Ontario or the Cayman Islands.

“CBCA” means the Canada Business Corporations Act.

“CBCA Articles of Arrangement” means the articles of arrangement of the Company in respect of the Arrangement required to be filed with the Director pursuant to Section 192(6) of the CBCA after the Final Order is made, which shall include this Plan of Arrangement and otherwise be in form and substance satisfactory to the Parties, acting reasonably.

“CBCA Certificate of Arrangement” means the certificate of arrangement to be issued by the Director pursuant to Subsection 192(7) of the CBCA in respect of the CBCA Articles of Arrangement.

“Code” has the meaning ascribed to such term in Section 3.3.

“Company” means Borealis Foods Inc., a corporation incorporated under the CBCA.

“Company Amalgamation” means the amalgamation of Newco and the Company, as described in Section 2.3(c).

“Company Amalgamation Effective Time” means the time at which the step described in Section 2.3(c) becomes effective hereunder.

“Company Arrangement Resolution” means the special resolution of the Company Shareholders approving this Plan of Arrangement to be considered and, if thought fit, passed by the requisite majority of the Company Shareholders, either at the Company Shareholders Meeting or unanimously in writing, in accordance with applicable Law and the terms of the Interim Order.

“Company Convertible Instruments” means the convertible financing instruments of the Company, including the Sponsor Convertible Notes, that are being converted into Company Shares immediately prior to the Company Amalgamation under this Plan of Arrangement as set forth in Section 1.01 of the Company Disclosure Schedule.

“Company Fully-Diluted Number” means, without duplication, the aggregate number of Company Shares issued and outstanding immediately prior to the Company Amalgamation Effective Time, which, for greater certainty, will include the Company Shares issued pursuant to Section 2.3(a) and Section 2.3(b).

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“Company Incentive Plan” means the Employee Stock Option Plan of the Company, dated January 6, 2022.

“Company Optionholder” means a holder of Company Options.

“Company Options” means the options granted by the Company to certain employees, personnel or service providers to purchase Company Shares, whether or not exercisable and whether or not vested, immediately prior to the Closing under the Company Incentive Plan.

“Company Securityholders” means, collectively, the Company Shareholders, the Company Optionholders and the holders of Company Convertible Instruments.

“Company Shareholders” means, collectively, the holders of the Company Shares.

“Company Shareholders Meeting” means the meeting of the Company Shareholders, including any adjournment or postponement thereof in accordance with the terms of the Business Combination Agreement, that is to be convened as provided by the Interim Order and applicable Law to consider, and if deemed advisable, to approve the Company Arrangement Resolution.

“Company Shares” means, collectively, all of the issued and outstanding Class A, Class B, Class C and Class D common shares of the Company.

“Control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Conversion Agreements” means, as applicable, all agreements, if any, executed and delivered by the Company, SPAC and certain holders of Company Convertible Instruments prior to Closing, pursuant to which the applicable parties thereto have agreed, among other things, that all or a portion of the outstanding principal and accrued interest under such Company Convertible Instruments shall, on the terms and subject to the conditions of the Business Combination Agreement, this Plan of Arrangement and the applicable Conversion Agreement (including, for the avoidance of doubt, the Sponsor Support Agreement), convert, in whole or in part, into Company Shares, immediately prior to the Company Amalgamation under this Plan of Arrangement.

“Court” means the Ontario Superior Court of Justice (Commercial List), or other court as applicable.

“Director” means the Director appointed pursuant to Section 260 of the CBCA or Section 278 of the OBCA, as the context requires.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

Electronically issued / Délivré par voie électronique : 12-Feb-2024 Toronto Superior Court of Justice / Cour supérieure de justice	Court File No./N° du dossier du greffe : CV-24-00712327-00CL

“Final Order” means the final order of the Court pursuant to Subsection 192(4) of the CBCA and Subsection 182(5) of the OBCA in a form acceptable to the Parties, each acting reasonably, approving the Arrangement, as such order may be amended, modified, supplemented or varied by the Court (with the consent of the Parties, each acting reasonably) at any time prior to the Arrangement Effective Date or, if appealed, then, unless such appeal is withdrawn, abandoned or denied, as affirmed or as amended (provided that any such amendment is acceptable to the Parties, each acting reasonably) on appeal.

“Governmental Authority” means: (a) any court, tribunal, judicial body or arbitral body or arbitrator; (b) any domestic or foreign government or supranational body or authority whether multinational, national, federal, provincial, territorial, state, municipal or local and any governmental agency, governmental authority, governmental body, governmental bureau, governmental department, governmental tribunal or governmental commission of any kind whatsoever; (c) any subdivision or authority of any of the foregoing; (d) any quasi-governmental or private body or public body exercising any regulatory, administrative, expropriation or taxing authority under or for the account of the foregoing; (e) any stock or securities exchange; and (f) any public utility authority.

“Interim Order” means the interim order of the Court pursuant to Subsection 192(4) of the CBCA and Subsection 182(5) of the OBCA in a form acceptable to the Parties, each acting reasonably, providing for, among other things, the calling and holding of the Company Shareholders Meeting, as such order may be amended, modified, supplemented or varied by the Court with the consent of the Parties, each acting reasonably.

“Lien” means any lien, security interest, mortgage, pledge, adverse claim or other encumbrance of any kind that secures the payment or performance of an obligation (other than those created under applicable securities Laws).

“New Investor Convertible Notes” means, collectively, the convertible promissory notes issued by the Company (i) to Belphar Ltd. pursuant to the Belphar Note Purchase Agreement and (ii) to any other New Investors during the period from the date of the Business Combination Agreement until the Closing pursuant to the New Investor Note Purchase Agreement.

“New Investor Note Purchase Agreement” means, collectively, note purchase, subscription or other similar agreements providing for the issuance by the Company of convertible notes to other New Investors on terms and conditions substantially similar to the terms and conditions of the Sponsor Note Purchase Agreement.

“New SPAC” means SPAC as the entity that domesticates and continues from the Cayman Islands as a corporation existing under the Laws of the Province of Ontario, Canada after giving effect to the Continuance.

“New SPAC Amalco” has the meaning ascribed to such term in Section 2.3(d).

“New SPAC Amalgamation” means the amalgamation of New SPAC and Amalco, as described in Section 2.3(d).

“New SPAC Amalgamation Effective Time” means the time at which the step described in Section 2.3(d) becomes effective hereunder.

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“New SPAC Shares” means common shares of New SPAC, after giving effect to the Continuance.

“Newco” means 1000397116 Ontario Inc., a corporation incorporated under the OBCA.

“OBCA” means the Business Corporations Act (Ontario).

“OBCA Articles of Arrangement” means the articles of arrangement of the Company in respect of the Arrangement required to be filed with the Director pursuant to Section 183(1) of the OBCA after the Final Order is made, which shall include this Plan of Arrangement and otherwise be in form and substance satisfactory to the Parties, acting reasonably.

“OBCA Certificate of Arrangement” means the certificate of arrangement to be issued by the Director pursuant to Subsection 183(2) of the OBCA in respect of the OBCA Articles of Arrangement.

“Option Exercise Price” means $0.0001.

“Parties” means, collectively, the Company and SPAC, and “Party” means either of them.

“Per Share Exchange Ratio” means the number obtained by dividing the Aggregate Transaction Consideration by the Company Fully-Diluted Number.

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Plan of Arrangement” means this plan of arrangement, subject to any amendments or variations made in accordance with the Business Combination Agreement or Section 4.1 or made at the direction of the Court in the Final Order with the prior written consent of the Parties, each acting reasonably.

“Remaining Company Convertible Instruments” means the convertible instruments, set forth in Section 1.01 of the Company Disclosure Schedule, under which the specified portion of principal and accrued interest will remain outstanding following the completion of the Arrangement in accordance with the Business Combination Agreement.

“SEC” means the United States Securities and Exchange Commission.

“SPAC” means Oxus Acquisition Corp., an exempted company limited by shares incorporated under the Laws of the Cayman Islands.

“SPAC Warrant Agreement” means that certain warrant agreement dated September 2, 2021, by and between SPAC and Continental Stock Transfer and Trust Company.

“Sponsor” means Oxus Capital PTE. Ltd.

Electronically issued / Délivré par voie électronique : 12-Feb-2024 Toronto Superior Court of Justice / Cour supérieure de justice	Court File No./N° du dossier du greffe : CV-24-00712327-00CL

“Sponsor Convertible Notes” means the convertible notes issued by the Company to Sponsor pursuant to the Sponsor Note Purchase Agreement.

“Sponsor Note Purchase Agreement” means, collectively, the Note Purchase Agreement between the Company and Sponsor dated as of October 21, 2022 and the Note Purchase Agreement between the Company and Sponsor dated as of November 14, 2022, in each case, as amended, restated, supplemented or otherwise modified from time to time.

“Subsidiary” of the Company, SPAC, Newco or any other Person means an Affiliate Controlled by such person, directly or indirectly, through one or more intermediaries, and “Subsidiaries” means more than one Subsidiary.

“Tax” means all federal, state, provincial, local and non-U.S. income, profits, franchise, receipts, environmental, shares, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, escheat, unclaimed property, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions.

“Transfer Agent” means Continental Stock Transfer & Trust Company.

Section 1.2 Certain Rules of Interpretation

In this Plan of Arrangement, unless otherwise specified:

(1)	Headings, etc. The division of this Plan of Arrangement into Articles and Sections and the insertion of headings are for convenient reference only and do not affect the construction or interpretation of this Plan of Arrangement.

(2)	Currency. All references to “dollars” or to “$” are references to Canadian dollars, unless specified otherwise. In the event that any amounts are required to be converted from a foreign currency to Canadian dollars or vice versa, such amounts shall be converted using the most recent closing exchange rate of The Bank of Canada available before the relevant calculation date.

(3)	Gender and Number. Any reference to gender includes all genders. Words importing the singular number only include the plural and vice versa.

(4)	Certain Phrases, etc. The words (a) “including”, “includes” and “include” mean “including (or includes or include) without limitation”, (b) “or” is not exclusive, (c) “day” means “calendar day”, (d) “hereof’’, “herein”, “hereunder” and words of similar import, shall refer to this Plan of Arrangement as a whole and not to any particular provision of this Plan of Arrangement, (e) “the aggregate of’’, “the total of’’, “the sum of’’, or a phrase of similar meaning means “the aggregate (or total or sum), without duplication, of’, (f) “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if’, and (g) unless stated otherwise, “Article” or “Section” followed by a number or letter mean and refer to the specified Article or Section of this Plan of Arrangement.

Electronically issued / Délivré par voie électronique : 12-Feb-2024 Toronto Superior Court of Justice / Cour supérieure de justice	Court File No./N° du dossier du greffe : CV-24-00712327-00CL

(5)	Statutes and Rules. Any reference to a statute or to a rule of a self-regulatory organization, including any stock exchange, refers to such statute or rule and all rules, resolutions and regulations, administrative policy statements, instruments, blanket orders, notices, directions and rulings issued or adopted under it, as it or they may have been or may from time to time be amended or re-enacted, unless stated otherwise.

(6)	Date for Any Action. If the date on which any action is required to be taken hereunder is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day. Any reference to a number of days shall refer to calendar days unless Business Days are specified.

(7)	Time. Time shall be of the essence in every matter or action contemplated hereunder. All times expressed herein are local time in Toronto, Ontario unless otherwise stipulated herein.

ARTICLE 2

THE ARRANGEMENT

Section 2.1 Business Combination Agreement

This Plan of Arrangement is made pursuant to the Business Combination Agreement. If there is any inconsistency or conflict between the provisions of this Plan of Arrangement and the provisions of the Business Combination Agreement, the provisions of this Plan of Arrangement shall govern.

Section 2.2 Binding Effect

This Plan of Arrangement and the Arrangement shall become effective at the Arrangement Effective Time, and shall be binding on SPAC, Newco, the Company, all Company Shareholders, all Company Optionholders, all holders of Company Convertible Instruments, all holders of Remaining Company Convertible Instruments, all holders of New SPAC Shares, the registrar and transfer agent of the Company, the Transfer Agent and all other Persons at and after the Arrangement Effective Time, without any further act or formality required on the part of any Person.

Section 2.3 Arrangement

Commencing at the Arrangement Effective Time, each of the following events shall occur sequentially in the order set out below without any further authorization, act or formality, in each case, unless stated otherwise, effective as at five-minute intervals starting at the Arrangement Effective Time:

(a)	pursuant to Section 192 of the CBCA, all applicable Company Convertible Instruments outstanding immediately prior to the Arrangement Effective Time (excluding, for greater certainty, the Remaining Company Convertible Instruments and the New Investor Convertible Notes) shall, without further action by or on behalf of a holder of Company Convertible Instruments, be converted into Company Shares pursuant to their terms and the terms of any Conversion Agreements;

Electronically issued / Délivré par voie électronique : 12-Feb-2024 Toronto Superior Court of Justice / Cour supérieure de justice	Court File No./N° du dossier du greffe : CV-24-00712327-00CL

(b)	pursuant to Section 192 of the CBCA, all Company Options outstanding immediately prior to the Arrangement Effective Time (whether vested or unvested), notwithstanding the terms of the Company Incentive Plan or any applicable award agreements in relation thereto, shall be deemed to be unconditionally vested and exercisable, and each Company Optionholder shall, without any further action by or on behalf of such Company Optionholder, be deemed to have exercised such Company Optionholder’s Company Options in exchange for such number of Company Shares (rounded down to the nearest whole Company Share) having an aggregate fair market value equal to (A) the aggregate fair market value of the Company Shares underlying such Company Optionholder’s Company Options, minus (B) the aggregate Option Exercise Price in respect of such Company Optionholder’s Company Options, and none of the Company or SPAC shall be obligated to pay such Company Optionholder any amount in respect of such Company Option; and, with respect to each Company Option that is exercised pursuant to this Section 2.3(b), as of the effective time of such exercise: (i) the holder thereof shall cease to be the holder of such Company Option, (ii) the holder thereof shall cease to have any rights as a holder in respect of such Company Option or under the Company Incentive Plan, as applicable, other than the right to receive the consideration to which such holder is entitled pursuant to this Section 2.3(b), (iii) such holder’s name shall be removed from the applicable register, and (iv) all agreements, grants and similar instruments relating thereto shall be cancelled;

(c)	Newco and the Company shall be amalgamated pursuant to Subsection 182(1)(d) of the OBCA to form Amalco in such a manner that, upon the Company Amalgamation becoming effective:

(i)	Name: the name of Amalco shall be “Borealis Foods Inc.”;

(ii)	Registered Office: the registered office of Amalco shall be 1540 Cornwall Road, Suite 104, Oakville, Ontario L6J 7W5;

(iii)	Number of Directors: the number of directors of Amalco shall consist of a minimum number of three (3) directors and a maximum number of ten (10) directors. Until changed by the shareholders of Amalco, or by directors of Amalco if authorized to do so, the number of directors of Amalco shall be seven (7);

(iv)	Initial Directors: the initial directors of Amalco shall be Reza Soltanzadeh, Barthelemy Helg, Kanat Mynzhanov, Shiv Vikram Khemka, Shukhrat Ibragimov, Steven Oyer and Ertharin Cousin and such Persons shall hold office until the next annual meeting of shareholders of Amalco or until their successors are appointed or elected;

Electronically issued / Délivré par voie électronique : 12-Feb-2024 Toronto Superior Court of Justice / Cour supérieure de justice	Court File No./N° du dossier du greffe : CV-24-00712327-00CL

(v)	Restrictions on Business and Powers: there shall be no restrictions on the business Amalco may carry on or the powers it may exercise;

(vi)	Authorized Capital and Rights, Privileges, Restrictions and Conditions: Amalco’s share capital will be comprised of common shares having the same terms and conditions as the common shares of Newco;

(vii)	Restrictions on the Issue, Transfer or Ownership of Shares: there shall be no restrictions on the issue, transfer or ownership of shares of Amalco;

(viii)	By-laws: the by-laws of Amalco shall be the by-laws of Newco, mutatis mutandis;

(ix)	Effect of Amalgamation:

(A)	Newco and the Company shall cease to exist as entities separate from Amalco;

(B)	Amalco shall assume all the property, rights, privileges and franchises and become subject to all liabilities, including civil, criminal and quasi-criminal, and all contracts, disabilities and debts of each of the predecessor corporations, including the Company’s obligations under the Remaining Company Convertible Instruments and the New Investor Convertible Notes;

(C)	a conviction against, or ruling, order or judgment in favour of or against Newco or the Company may be enforced by or against Amalco; and

(D)	Amalco shall be deemed to be the party plaintiff or the party defendant, as the case may be, in any civil action commenced by or against Newco and the Company before the amalgamation has become effective;

(x)	Articles: the articles of incorporation of Newco shall be deemed to continue to be the articles of amalgamation of Amalco;

(xi)	Exchange of Shares:

(A)	without any action on the part of New SPAC, Newco, the Company or the Company Shareholders, each Company Share shall be exchanged for, in accordance with the terms of the Business Combination Agreement, this Plan of Arrangement and the Exchange Spreadsheet, the number of New SPAC Shares equal to the Per Share Exchange Ratio; and

Electronically issued / Délivré par voie électronique : 12-Feb-2024 Toronto Superior Court of Justice / Cour supérieure de justice	Court File No./N° du dossier du greffe : CV-24-00712327-00CL

(B)	each common share of Newco held by New SPAC shall be exchanged for a common share of Amalco on a one-for-one basis;

(xii)	Stated Capital: the aggregate stated capital of the common shares of Amalco will be an amount equal to $1.00;

(d)	New SPAC and Amalco shall amalgamate to form one corporate entity pursuant to Subsection 182(1)(c) of the OBCA, including that (x) notwithstanding the continuation of any corporate identification number, the requirement for a new financial year-end or the administrative implementation of the step described in this Section 2.3(d), the legal existence of New SPAC shall continue, (y) the separate legal existence of Amalco shall cease without Amalco being liquidated or wound up, and (z) New SPAC shall survive the amalgamation (New SPAC, as such surviving entity, “New SPAC Amalco”) (and for the avoidance of doubt, the New SPAC Amalgamation shall qualify as an amalgamation as defined in subsection 87(1) of the ITA). Without limiting the foregoing, upon the New SPAC Amalgamation becoming effective, the New SPAC Amalgamation will, as elaborated below, be effected in such a manner that by virtue or because of the New SPAC Amalgamation (1) all of the property of each of New SPAC and Amalco (other than amounts receivable from New SPAC or Amalco, as applicable, or shares in the capital stock of New SPAC) immediately prior to the New SPAC Amalgamation shall be held by New SPAC Amalco immediately following the New SPAC Amalgamation, as elaborated below, (2) all of the obligations and the liabilities of each of New SPAC and Amalco (other than amounts payable to New SPAC or Amalco) immediately before the New SPAC Amalgamation shall be the obligations and the liabilities of New SPAC Amalco immediately following the New SPAC Amalgamation, as elaborated below, and (3) any obligation of New SPAC or Amalco to pay an amount to the other party will be settled and extinguished as a result of the New SPAC Amalgamation. Subject to the foregoing, at and after the New SPAC Amalgamation becoming effective:

(i)	Name: the name of New SPAC Amalco shall be “Borealis Foods Inc.”;

(ii)	Registered Office: the registered office of New SPAC Amalco shall be 1540 Cornwall Road, Suite 104, Oakville, Ontario L6J 7W5;

(iii)	Number of Directors: the number of directors of New SPAC Amalco shall consist of a minimum number of three (3) directors and a maximum number of thirteen (13) directors. Until changed by the shareholders of New SPAC Amalco, or by directors of New SPAC Amalco if authorized to do so, the number of directors of New SPAC Amalco shall be seven (7);

Electronically issued / Délivré par voie électronique : 12-Feb-2024 Toronto Superior Court of Justice / Cour supérieure de justice	Court File No./N° du dossier du greffe : CV-24-00712327-00CL

(iv)	Initial Directors: the initial directors of New SPAC Amalco shall be Reza Soltanzadeh, Barthelemy Helg, Kanat Mynzhanov, Shiv Vikram Khemka, Shukhrat Ibragimov, Steven Oyer and Ertharin Cousin and such Persons shall hold office until the next annual meeting of shareholders of New SPAC Amalco or until their successors are appointed or elected;

(v)	Restrictions on Business and Powers: there shall be no restrictions on the business New SPAC Amalco may carry on or the powers it may exercise;

(vi)	Authorized Capital and Rights, Privileges, Restrictions and Conditions: New SPAC Amalco’s share capital will be comprised of common shares and preferred shares having the terms and conditions attached as Schedule “A” hereto;

(vii)	Restrictions on the Issue, Transfer or Ownership of Shares: there shall be no restrictions on the issue, transfer or ownership of shares of New SPAC Amalco;

(viii)	By-laws: the by-laws of New SPAC Amalco shall be the by-laws of New SPAC, mutatis mutandis;

(ix)	Effect of Amalgamation:

(A)	New SPAC Amalco shall continue to own and hold all of the property of New SPAC and shall become the owner and holder of all of the property of Amalco, and, without limiting the provisions hereof, all rights of creditors or others will be unimpaired by the New SPAC Amalgamation and all obligations of the Parties, whether arising by contract or otherwise, may be enforced against New SPAC Amalco to the same extent as if such obligations had been incurred or contracted by New SPAC Amalco;

(B)	New SPAC Amalco shall continue to be liable for the obligations of New SPAC and shall become liable for the obligations of Amalco, including Amalco’s obligations under the Remaining Company Convertible Instruments and the New Investor Convertible Notes, other than any obligations that are settled and extinguished in accordance with Section 2.3(d)(3);

(C)	for greater certainty, and except as otherwise provided for herein in relation to Amalco, the New SPAC Amalgamation shall not constitute a transfer or assignment of the rights or obligations of any Party under any contracts, permits and interests of the Parties;

(D)	a conviction against, or ruling, order or judgment in favour of or against New SPAC or Amalco may be enforced by or against New SPAC Amalco; and

Electronically issued / Délivré par voie électronique : 12-Feb-2024 Toronto Superior Court of Justice / Cour supérieure de justice	Court File No./N° du dossier du greffe : CV-24-00712327-00CL

(E)	New SPAC Amalco shall be deemed to be the party plaintiff or the party defendant, as the case may be, in any civil action commenced by or against New SPAC and Amalco before the amalgamation has become effective;

(x)	Articles: the articles of continuance of New SPAC shall be deemed to continue to be the articles of amalgamation of New SPAC Amalco;

(xi)	Cancellation and Continuation of Shares:

(A)	each issued and outstanding share in the capital of Amalco immediately prior to the amalgamation will be cancelled without any repayment of capital in respect thereof;

(B)	no securities will be issued and no assets will be distributed by New SPAC Amalco in connection with the amalgamation; and

(C)	the issued and outstanding common shares of New SPAC immediately prior to the amalgamation will survive and continue to be common shares of New SPAC Amalco without amendment;

(xii)	Stated Capital: the stated capital of the common shares of New SPAC Amalco will be an amount equal to the stated capital of the common shares of New SPAC immediately before the amalgamation;

(e)	the New Investor Convertible Notes shall convert into New SPAC Shares pursuant to the terms of the Belphar Note Purchase Agreement or the New Investor Note Purchase Agreement, as applicable;

provided that none of the foregoing shall occur unless all of the foregoing occur.

ARTICLE 3

EXCHANGE OF SHARES

Section 3.1 Payment of Aggregate Transaction Consideration

(1)	On the Arrangement Effective Date, SPAC shall direct the Transfer Agent pursuant to irrevocable instructions to issue the number of New SPAC Shares sufficient to deliver the Aggregate Transaction Consideration to the Company Shareholders in accordance with Section 2.3(c)(xi)(A).

(2)	The Company is in possession of certificates representing all of the Company Shares outstanding on the Arrangement Effective Date. Upon the step described in Section 2.3(c) becoming effective, (i) the Company shall take all necessary steps to cancel each certificate, agreement or other instrument (as applicable) which, immediately prior thereto, represented outstanding Company Shares; and (ii) the Transfer Agent shall deliver book-entry only entries representing the New SPAC Shares that such Company Shareholder is entitled to receive under the Arrangement, less any amounts required to be withheld pursuant to Section 3.3.

Electronically issued / Délivré par voie électronique : 12-Feb-2024 Toronto Superior Court of Justice / Cour supérieure de justice	Court File No./N° du dossier du greffe : CV-24-00712327-00CL

(3)	At all times after the Arrangement Effective Time, each certificate, agreement or other instrument (as applicable) which, immediately prior thereto, represented outstanding Company Shares shall cease to represent a claim by or interest of any former holder thereof of any kind or nature against or in the Company or SPAC other than the right to receive the New SPAC Shares which such holder is entitled to receive pursuant to this Plan of Arrangement.

(4)	No Company Securityholder shall be entitled to receive any consideration with respect to the Company Shares or the Company Convertible Instruments, as applicable, other than the consideration to which such holder is entitled to receive under the Arrangement and, for greater certainty, no such holder will be entitled to receive any interest, dividend, premium or other payment in connection therewith.

Section 3.2 No Fractional Shares

In no event shall a Company Securityholder be entitled to a fractional New SPAC Share. Where the aggregate number of New SPAC Shares to be issued to a Company Securityholder pursuant to the Business Combination Agreement, this Plan of Arrangement and the Exchange Spreadsheet would result in a fraction of a New SPAC Share being issuable, the number of New SPAC Shares to be received by such Company Securityholder shall be rounded up or down to the nearest whole New SPAC Share, with a fraction of 0.5 rounded up. No cash settlements shall be made with respect to fractional shares eliminated by rounding.

Section 3.3 Withholding Rights

Each of the Company, SPAC and New SPAC, as applicable, shall be entitled to deduct or withhold from the consideration otherwise payable pursuant to this Plan of Arrangement to any Person such amounts as it is required to deduct or withhold with respect to the making of such payment under the United States Internal Revenue Code of 1986, as amended (the “Code”), the ITA and other applicable Canadian Law, or other provision of U.S. state, local or non-U.S. Tax Law; provided, however, except with respect to the payment or issuance of consideration as compensation for services, SPAC and New SPAC, as applicable, shall reasonably cooperate with Company Shareholders to establish any available reduction in or exemption from such intended deduction or withholding, and SPAC and New SPAC, as applicable, shall use commercially reasonable efforts to provide such Party notice three (3) days prior to any withholding so that such person can provide any documents necessary; provided further, and notwithstanding the foregoing, SPAC and New SPAC, as applicable, shall withhold such amounts as may be required to be withheld pursuant to Section 1445 of the Code and shall reasonably cooperate with the Company to reduce or eliminate any such withholding in accordance with applicable Law. The Company, SPAC or New SPAC, as the case may be, is hereby authorized to dispose of such portion of any share or other security payable, issuable or transferable pursuant to this Plan of Arrangement as is necessary to provide sufficient funds to the Company, SPAC or New SPAC, as the case may be, to enable it to comply with such deduction and withholding requirement and the Company, SPAC or New SPAC, as the case may be, shall use commercially reasonable efforts to notify the other Person of such disposition and remit the applicable portion of the net proceeds of such sale to the appropriate Governmental Authority and, if applicable, any portion of such net proceeds that is not required to be so remitted shall be paid to the Person entitled to receive such consideration. To the extent that amounts are so deducted or withheld by the Company, SPAC or New SPAC, as the case may be, such deducted or withheld amounts shall be treated for all purposes of this Plan of Arrangement as having been paid to the holder of the Company Shares, Company Convertible Instruments and/or Company Options (or intended recipients of compensatory payments) in respect of which such deduction and withholding was made by the Company or New SPAC, as the case may be.

Electronically issued / Délivré par voie électronique : 12-Feb-2024 Toronto Superior Court of Justice / Cour supérieure de justice	Court File No./N° du dossier du greffe : CV-24-00712327-00CL

Section 3.4 No Liens

Any exchange or transfer of securities pursuant to this Plan of Arrangement shall be free and clear of any Liens or other claims of third parties of any kind.

Section 3.5 Paramountcy

From and after the Arrangement Effective Time: (a) this Plan of Arrangement shall take precedence and priority over any and all Company Shares, Company Options and Company Convertible Instruments issued or outstanding prior to the Arrangement Effective Time; and (b) the rights and obligations of the Company Shareholders, the Company Optionholders, the holders of Company Convertible Instruments, the Company and its Subsidiaries, SPAC and its Affiliates, the Transfer Agent and any transfer agent or other depositary therefor in relation to this Plan of Arrangement shall be solely as provided for in this Plan of Arrangement.

ARTICLE 4

AMENDMENTS

Section 4.1 Amendments to Plan of Arrangement

(1)	The Parties may amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Arrangement Effective Time; provided that each such amendment, modification and/or supplement must be (a) set out in writing, (b) approved by the Parties, each acting reasonably, (c) filed with the Court and, if made following the Company Shareholders Meeting, approved by the Court, and (d) communicated to the Company Securityholders if and as required by the Court.

(2)	Any amendment, modification or supplement to this Plan of Arrangement may be proposed by either of the Parties at any time prior to the Company Shareholders Meeting or the SPAC Shareholders’ Meeting (provided that the other Party has consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the Persons voting at the Company Shareholders Meeting or the SPAC Shareholders’ Meeting, as applicable (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

Electronically issued / Délivré par voie électronique : 12-Feb-2024 Toronto Superior Court of Justice / Cour supérieure de justice	Court File No./N° du dossier du greffe : CV-24-00712327-00CL

(3)	Any amendment, modification or supplement to this Plan of Arrangement that is approved or directed by the Court following the Company Shareholders Meeting and the SPAC Shareholders’ Meeting shall be effective only if (a) it is consented to in writing by each of the Parties (in each case, acting reasonably), and (b) if required by the Court, it is consented to by some or all of the Company Securityholders or the SPAC Shareholders voting in the manner directed by the Court.

(4)	Any amendment, modification or supplement to this Plan of Arrangement may be made following the granting of the Final Order without filing such amendment, modification or supplement with the Court or seeking Court approval; provided that (i) it concerns a matter which, in the reasonable opinion of the Parties, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the interest of any Company Securityholder or (ii) is an amendment contemplated in Section 4.1(5).

(5)	Any amendment, modification or supplement to this Plan of Arrangement may be made following the Arrangement Effective Date unilaterally by New SPAC; provided that it concerns a matter which, in the reasonable opinion of New SPAC, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the economic interest of any former Company Securityholder.

(6)	This Plan of Arrangement may be withdrawn prior to the Arrangement Effective Time in accordance with the terms of the Business Combination Agreement.

ARTICLE 5

FURTHER ASSURANCES

Section 5.1 Further Assurances

Notwithstanding that the transactions and events set out in this Plan of Arrangement shall occur and shall be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, following the Arrangement Effective Time, each of the Parties shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required or advisable by either of them in order to further document or evidence any of the transactions or events set out in this Plan of Arrangement.

Electronically issued / Délivré par voie électronique : 12-Feb-2024 Toronto Superior Court of Justice / Cour supérieure de justice	Court File No./N° du dossier du greffe : CV-24-00712327-00CL

SCHEDULE “A”

TERMS AND CONDITIONS OF COMMON SHARES AND PREFERRED

SHARES OF NEW SPAC AMALCO

(See attached.)

Electronically issued / Délivré par voie électronique : 12-Feb-2024 Toronto Superior Court of Justice / Cour supérieure de justice	Court File No./N° du dossier du greffe : CV-24-00712327-00CL

SCHEDULE OF SHARE CAPITAL

The authorized capital of the Corporation shall consist of:

(a)	one class of shares, to be designated as “Common Shares”, in an unlimited number; and

(b)	one class of shares, to be designated as “First Preferred Shares”, issuable in series, to be limited in number to an amount equal to not more than 20% of the number of issued and outstanding Common Shares at the time of issuance of any First Preferred Shares, such shares having attached thereto the following rights, privileges, restrictions and conditions.

COMMON SHARES

The rights, privileges, restrictions and conditions attaching to the Common Shares shall be as follows:

1.	Voting

The holders of the Common Shares shall be entitled to receive notice of and to attend any meeting of the shareholders of the Corporation, except meetings at which only holders of a different class or series of shares of the Corporation are entitled to vote, and shall be entitled to one vote for each Common Share.

2.	Dividends

Subject to the prior rights and privileges attached to any other class or series of shares of the Corporation, the holders of the Common Shares shall be entitled to receive dividends at such times and in such amounts as the directors of the Corporation may in their discretion from time to time declare.

3.	Liquidation

Subject to the prior rights and privileges attached to any other class or series of shares of the Corporation, upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation or any other distribution of its assets among its shareholders for the purpose of winding up its affairs (such event referred to herein as a “Distribution”), each holder of Common Shares shall have the right to receive, in cash or other assets, for each Common Share held, from out of (but only to the extent of) the remaining property of the Corporation legally available for distribution to shareholders, its pro rata share of such remaining property based on the number of Common Shares held thereby, and shall rank equally with all holders of Common Shares with respect to such Distribution.

FIRST PREFERRED SHARES

The rights, privileges, restrictions and conditions attaching to the First Preferred Shares, as a class, shall be as follows:

1.	Issuance in Series

(a)	Subject to the filing of Articles of Amendment in accordance with the Business Corporations Act (Ontario) (the “Act”), the Board of Directors may at any time and from time to time issue the First Preferred Shares in one or more series, each series to consist of such number of shares as may, before the issuance thereof, be determined by the Board of Directors.

Electronically issued / Délivré par voie électronique : 12-Feb-2024 Toronto Superior Court of Justice / Cour supérieure de justice	Court File No./N° du dossier du greffe : CV-24-00712327-00CL

(b)	Subject to the filing of Articles of Amendment in accordance with the Act and the provisions, the Board of Directors may from time to time fix, before issuance, the designation, rights, privileges, restrictions and conditions attaching to each series of First Preferred Shares including, without limiting the generality of the foregoing, the amount, if any, specified as being payable preferentially to such series on a Distribution; the extent, if any, of further participation on a Distribution; voting rights, if any; and dividend rights (including whether such dividends be preferential, or cumulative or non-cumulative), if any.

2.	Dividends

The holders of each series of First Preferred Shares shall be entitled, in priority to holders of Common Shares and any other shares of the Corporation ranking junior to the First Preferred Shares from time to time with respect to the payment of dividends, to be paid rateably with holders of each other series of First Preferred Shares, the amount of accumulated dividends, if any, specified as being payable preferentially to the holders of such series.

3.	Liquidation

In the event of a Distribution, holders of each series of First Preferred Shares shall be entitled, in priority to holders of Common Shares and any other shares of the Corporation ranking junior to the First Preferred Shares from time to time with respect to payment on a Distribution, to be paid rateably with holders of each other series of First Preferred Shares the amount, if any, specified as being payable preferentially to the holders of such series on a Distribution.

Borealis Foods Inc.
Applicant

Court File No. CV-24-00712327-00CL

ONTARIO
SUPERIOR COURT OF JUSTICE
(COMMERCIAL LIST)

Proceeding commenced at Toronto

FINAL ORDER

BENNETT JONES LLP
1 First Canadian Place
Suite 3400
Toronto ON M5X 1A4

Joseph N. Blinick (#64325B)
blinickj@bennettjones.com
Tel: (416) 777-4828

William A. Bortolin (#65426V)
bortolinw@bennettjones.com
Tel: (416) 777-6126

Lawyers for the Applicant